                                                                   Exhibit 10.14



                          LASALLE RE HOLDINGS LIMITED
                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------

                               TABLE OF CONTENTS
                               -----------------


SECTION 1............................................  1
 GENERAL.............................................  1
  1.1.  Purpose......................................  1
  1.2.  Operation and Administration.................  1
  1.3.  Exemption from the Act.......................  1

SECTION 2............................................  1
 METHOD OF PURCHASE..................................  1
  2.1.  Eligibility..................................  1
  2.2.  Participation Election.......................  1
  2.3.  Change in Contribution Election..............  2
  2.4.  Purchase of Stock............................  2
  2.5.  Termination of Participation.................  3

SECTION 3............................................  4
 OPERATION AND ADMINISTRATION........................  4
  3.1.  Effective Date...............................  4
  3.2.  Shares Subject to Plan.......................  4
  3.3.  Adjustments to Shares........................  4
  3.4.  Terms and Conditions on Shares Purchased.....  5
  3.5.  Limit on Distribution........................  6
  3.6.  Withholding..................................  7
  3.7.  Transferability..............................  7
  3.8.  Limitation of Implied Rights.................  7
  3.9.  Evidence.....................................  7
  3.10.  Action by Employers.........................  7
  3.11.  Gender and Number...........................  8

SECTION 4............................................  8
 COMMITTEE...........................................  8
  4.1.  Administration...............................  8
  4.2.  Selection of Committee.......................  8
  4.3.  Powers of Committee..........................  8
  4.4.  Delegation by Committee......................  8
  4.5.  Information to be Furnished to Committee.....  9
  4.6.  Liability and Indemnification of Committee...  9

SECTION 5............................................  9
 AMENDMENT AND TERMINATION...........................  9

SECTION 6............................................ 10
 DEFINED TERMS....................................... 10
  Act................................................ 10
  Board.............................................. 10
  Code............................................... 10
  Date of Termination................................ 10
  Directed Selling Efforts........................... 10
  Dollars............................................ 10


  Effective Date..................................... 10
  Eligible Associate................................. 10
  Employer........................................... 10
  Fair Market Value.................................. 11
  Participant........................................ 11
  Related Companies.................................. 11
  U.S. Person........................................ 11

                          LASALLE RE HOLDING LIMITED
                         EMPLOYEE STOCK PURCHASE PLAN
                         ----------------------------


                                   SECTION 1
                                   ---------

                                    GENERAL
                                    -------

     1.1. Purpose. The LaSalle Re Holdings Limited Employee Stock Purchase Plan (the "Plan") has been established by LaSalle Re Holdings Limited (the "Company") to provide Eligible Associates of the Company and the Related Companies with an opportunity to acquire a proprietary interest in the Company through the purchase of common shares of the Company ("Stock").

     1.2. Operation and Administration. The operation and administration of the Plan shall be subject to the provisions of Section 3. Capitalized terms in the Plan shall be defined as set forth in Section 6 or elsewhere in the Plan.

     1.3. Exemption from the Act. Offers and sales of Stock under the Plan shall be made only in accordance with the provisions of Regulation S promulgated under the Act. Offers and sales of Stock under the Plan shall be made only in Offshore Transactions and no Directed Selling Efforts shall be made in the United States in connection with the Plan. Shares of Stock purchased under the Plan will not be registered under the Act and may not be offered or sold in the United States or to U.S. Persons unless the shares are registered under the Act or an exemption from the registration requirements of the Act is available.


                                   SECTION 2
                                   ---------

                              METHOD OF PURCHASE
                              ------------------

     2.1. Eligibility. Plan participation shall be available to (and shall be limited to) any person who is an Eligible Associate and who has completed one continuous year as an Eligible Associate. Notwithstanding the foregoing provisions of this subsection 2.1, an individual may participate in the Plan for any calendar year only if he is an Eligible Associate on the first day of that year; provided, however, that for the Subscription Periods (as defined below) beginning on July 1, 1996 and October 1, 1996, an individual may participate in the Plan for such Subscription Period if he is an Eligible Associate on the first day of that period.

     2.2. Participation Election. The Committee shall establish "Subscription Periods" of not longer than one year for the accumulation of funds necessary for payment of the purchase price of Stock under the Plan. As of the Effective Date, the initial Subscription Period is the period beginning July 1, 1996 and ending September 30, 1996, and each subsequent Subscription Period will be the calendar quarter. For the Subscription Periods beginning July 1, 1996, and October 1, 1996, an Eligible Associate may become a Plan Participant by filing a written payroll deduction authorization with respect to salary otherwise payable to the Participant during the period at least ten business days prior to either July 1, 1996 or October 1, 1996, respectively. For any subsequent Subscription Period in a calendar year, an Eligible Associate shall become a Plan "Participant" by filing with the Committee, at least ten days prior to the first day of the calendar year, a written payroll deduction authorization with respect to salary otherwise payable to the Participant during the period. Such payroll deductions for a Subscription Period shall be 2%, 5%, 10%, 15%, or 20% of the salary of the Participant, rounded to the nearest dollar for each payroll period, but no more than $25,000 will be deducted in any calendar year ($12,500 in the period beginning July 1, 1996 and ending December 31, 1996). The payroll deduction authorization filed with the Committee by the Participant with respect to a Subscription Period will remain in effect for each subsequent Subscription Period, unless the Participant files a new payroll deduction authorization with the Committee in accordance with subsection 2.3 or discontinues participation in the Plan in accordance with subsection 2.5. After the beginning of a Subscription Period, a Participant may not alter the rate of his payroll deductions for that period; provided, however, that he may discontinue his participation in the Plan in accordance with subsection 2.5.

     2.3. Change in Contribution Election. A Participant who has elected to participate for any calendar year in accordance with subsection 2.2 may change the percentage of his payroll deduction as of the first payroll period in any Subscription Period in that year by filing a new written payroll deduction authorization with the Committee at least 10 business day prior to the beginning of the applicable Subscription Period. Such payroll deduction shall be in the percentage specified in subsection 2.2.

     2.4. Purchase of Stock. With respect to each Subscription Period, a Participant shall be deemed to purchase the number of whole shares of Stock as his accumulated payroll deductions for the Subscription Period will purchase, subject to the following:

(a) The purchase price per share shall be equal to 85% of the Fair Market Value of Stock on the last business day of the Subscription Period (the "Price Date"); provided, however, that in no event shall such price per share be less than the par value of the Stock.

(b) A Participant shall be deemed to have purchased the shares of Stock on the third business day following the Price Date (the "Purchase Date").

(c) Any accumulated payroll deductions that are not used to purchase full shares of Stock under the Plan shall be held applied toward the purchase of Stock in the next following Subscription Period. Notwithstanding the foregoing, the Participant may request that such amount be paid to the Participant by filing a written application with the Committee in such form and at such time as the Committee may require, in which case such amount shall be paid to the Participant without interest as soon as practicable following the Committee's receipt of the request.

(d) No Participant shall have the right to purchase more than $25,000 in value of Stock under the Plan (and any other employee stock purchase plan maintained by the Company or any Related Company) in any calendar year; ($12,500 for the period beginning July 1, 1996 and ending December 31, 1996), such value being based on the Fair Market Value of Stock as of the Price Date immediately preceding the Purchase Date on which the Participant is deemed to purchase Stock under the terms of the Plan.

     2.5. Termination of Participation. A Participant may discontinue his participation in the Plan for any Subscription Period, by notifying the Committee of such discontinuance in writing, in such form and at such time as the Committee may require. Upon any such discontinuance, no further payroll deductions under the Plan will be made from the Participant's pay for that calendar year, and all of the Participant's payroll deductions for the Subscription Period in which he or she discontinues participation will be used to purchase Stock for that Subscription Period in accordance with the requirements of subsection 2.4. A Participant who has discontinued participation in the Plan during a calendar year may not again participate in the Plan until the next following calendar year, by filing a written payroll deduction authorization with the Committee in accordance with the requirements of subsection 2.2; provided, that he will be eligible to participate during the next such calendar year only if he is an Eligible Associate on the first day of such calendar year. If a Participant's Date of Termination occurs during a Subscription Period for any reason, all payroll deductions accumulated by the Participant under the Plan for the period that have not then been applied to the purchase of Stock shall be paid to the Participant without interest.

                                   SECTION 3
                                   ---------

                         OPERATION AND ADMINISTRATION
                         ----------------------------

     3.1. Effective Date. The Plan shall be effective as of the Effective Date. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any rights granted under the Plan are outstanding.

     3.2. Shares Subject to Plan. Shares of Stock to be purchased under the Plan shall be subject to the following:

(a) The shares of Stock purchased under the Plan shall be shares currently authorized but unissued or shares purchased in the open market or in private transactions.

(b) Subject to subsection 3.3, the number of shares of Stock which may be purchased under the Plan shall not exceed 150,000 shares in the aggregate.

(c) A Participant will have no interest in shares of Stock until the shares of Stock are purchased pursuant to the terms of the Plan.

     3.3.  Adjustments to Shares.

(a) If the Company shall effect any subdivision or consolidation of shares of Stock or other capital readjustment, payment of Stock dividend, Stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Stock outstanding without receiving compensation therefor in money, services or property, then, in accordance with a methodology comparable to that required under Code section 423, the Committee shall adjust the number of shares of Stock available under the Plan.

(b) If the Company is reorganized, merged or consolidated or is party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or plan of exchange the shareholders of the Company receive any shares of stock or other securities or property, or the Company shall distribute securities of another corporation to its shareholders, then, in accordance with a methodology comparable to that required under Code section 423, there shall be substituted for the shares subject to outstanding rights to purchase Stock under the Plan an appropriate number of shares of each class of stock or amount of other securities or property which were distributed to the shareholders of the Company in respect of such shares.

     3.4. Terms and Conditions on Shares Purchased. Shares of Stock purchased by Participants under the Plan shall be subject to the following terms and conditions:

(a) Except as set forth herein, Stock sold to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of two years after the Purchase Date on which such shares were purchased (the "Restricted Period"). Except for such restrictions, the Participant as owner of such shares shall have all the rights of a shareholder, including but not limited to the right to vote such shares and the right to receive all dividends paid on such shares.

(b) A Participant may sell shares of Stock purchased under the Plan after the end of the Restricted Period with respect to such shares.

(c) If the Committee determines that a sale by a Participant prior to the end of the Restricted Period is on account of Hardship (as described below), the Participant may sell to the Company and the Company shall purchase from the Participant, shares of Stock purchased under the Plan prior to the end of the Restricted Period. Except as otherwise provided by the Committee, the sale of shares pursuant to this subparagraph (c) shall occur as soon as practicable following the date such Participant's written election is filed with the Committee, and the sale price of the shares sold to the Company will be the lesser of the Fair Market Value of such shares determined as of the date of such sale or the price which the Participant paid for such shares when the Participant purchased them. A sale shall be deemed to be on account of "Hardship" if the Committee (in its sole discretion and based on such information as it deems pertinent) determines that the withdrawal is requested because it is necessary to meet an immediate and heavy financial need of the Participant.

(d) If a Participant sells shares of Stock prior to the Restricted Date in accordance with subparagraph (c) above, then, as of the date on which he or she elects to sell such shares, no further payroll deductions with respect to such Participant will be made for that Subscription Period, the Participant will not be eligible to purchase shares for that Subscription Period, all amounts which have been deducted during the Subscription Period in which he or she makes the election to sell will be promptly paid to him or her without interest, and the Participant may not again participate in the Plan until the next following calendar year, by filing a written payroll deduction authorization with the Committee in accordance with the requirements of subsection 2.2;

     provided, that he or she will be eligible to participate during the next such calendar year only if he or she is an Eligible Associate on the first day of such calendar year.

(e) Each certificate issued in respect of such Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear the following (or similar) legends:

          "The shares represented by this certificate have not been registered under the United States Securities Act of 1933, as amended (the "Act"), and may not be offered or sold in the United States or to U.S. persons (as defined in the Act) unless the shares are registered under the Act or an exemption from the registration requirements of the Act is available.

          The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the LaSalle Re Holdings Limited Employee Stock Purchase Plan and an agreement entered into between the registered owner and LaSalle Re Holdings Limited. A copy of such plan and agreement is on file in the office of the General Counsel of LaSalle Re Holdings Limited, #25 Church Street, Hamilton HMFX, Bermuda."

     Except as otherwise determined by the Committee, the Company shall retain each certificate issued in respect of such Stock until the end of the Restricted Period at which time the Participant may request the Company to deliver such certificate to him or her.

     3.5. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Stock under the Plan unless such delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Stock, the transfer of such shares may, at the direction of the Committee, be effected on a non-certificated basis, to the extent not prohibited by the provisions of any applicable rules.

     3.6. Withholding. All benefits under the Plan are subject to withholding of all applicable taxes.

     3.7. Transferability. Neither the amount of any payroll deductions made with respect to a Participant's compensation nor any Participant's rights to purchase shares of Stock under the Plan may be pledged or hypothecated, nor may they be assigned or transferred other than by will and the laws of descent and distribution. During the lifetime of the Participant, the rights provided to the Participant under the Plan may be exercised only by the Participant.

     3.8.  Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract of employment, and participation in the Plan will not give any Eligible Associate the right to be retained in the employ of an Employer or any Related Company, the right to continue to otherwise perform services for an Employer or Related Company, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no right to purchase shares under the Plan shall confer upon the holder thereof any right as a shareholder of the Company prior to the date on which the shares of Stock are purchased pursuant to the terms of the Plan.

     3.9. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     3.10. Action by Employers. Any action required or permitted to be taken by any Employer shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by the provisions of any applicable rules) by any other person selected by the Committee.

     3.11. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

                                   SECTION 4
                                   ---------

                                   COMMITTEE
                                   ---------

     4.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 4.

     4.2. Selection of Committee. The Committee shall be selected by the Board, and shall consist of not less than two persons.

     4.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

(a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to establish the terms, conditions, restrictions, and other provisions applicable to the right to purchase shares of Stock under the Plan.

(b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan. Except as otherwise provided by the Board, the Committee, without the consent of the Board, shall have the authority to amend the provisions of the Plan relating to the periods for making and changing elections under Section 2 and relating to the time required for holding shares of Stock prior to selling such shares without penalty under Section 3.

(c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

     4.4. Delegation by Committee. Except to the extent prohibited by the provisions of any applicable rules, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

     4.5. Information to be Furnished to Committee. The Employers shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Employers as to a Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

     4.6. Liability and Indemnification of Committee. No member or authorized delegate of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his or her own fraud or willful misconduct; nor shall the Employers be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Employers. The Committee, the individual members thereof, and persons acting as the authorized delegates of the Committee under the Plan, shall be indemnified by the Employers, to the fullest extent permitted by law, against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members or authorized delegates by reason of the performance of a Committee function if the Committee or its members or authorized delegates did not act dishonestly or in willful violation of the law or regulation under which such liability, loss, cost or expense arises. This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.

                                   SECTION 5
                                   ---------

                           AMENDMENT AND TERMINATION
                           -------------------------

     The Board may, at any time, amend or terminate the Plan; provided that, subject to subsection 3.3 (relating to certain adjustments to shares), no amendment or termination may adversely affect the rights of any Participant or beneficiary with respect to shares that have been purchased prior to the date such amendment is adopted by the Board.

                                   SECTION 6
                                   ---------

                                 DEFINED TERMS
                                 -------------

     For purposes of the Plan, the terms listed below shall be defined as follows:

(a)  Act.   The term "Act" shall mean the United States Securities Act of 1933, as amended.

(b)  Board.  The term "Board" shall mean the Board of Directors of the Company.

(c) Code. The term "Code" means the U.S. Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d) Date of Termination. A Participant's "Date of Termination" shall be the date on which his position as an Eligible Associate terminates for any reason; provided, that a Date of Termination shall not be deemed to occur by reason of a transfer of the Participant between two entities as an Eligible Associate; and provided, further, that a Participant's Date of Termination shall not be deemed to occur while the Participant is on a leave of absence as an Eligible Associate, which leave of absence has been approved by an Employer.

(e) Directed Selling Efforts. The term "Directed Selling Efforts" shall have the meaning ascribed to such term in Regulation S promulgated under the Act.

(f) Dollars. As used in the Plan, the term "dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

(g)  Effective Date.  The "Effective Date" shall be July 1, 1996.

(h) Eligible Associate. The term "Eligible Associate" means any individual who is an employee of an Employer, and any other individual who is performing services for an Employer as an employee of Aon Risk Consultants (Bermuda) Limited, CNA Bermuda Services Limited, or such other entity designated by the Board. Notwithstanding the foregoing, (i) an executive officer of the Company may not be an Eligible Associate, unless otherwise approved by the Board and (ii) a U.S. Person may not be an Eligible Associate.

(i) Employer. The Company and each Related Company which, with the consent of the Company, adopts the Plan for the benefit of its Eligible Associates are referred to collectively as the "Employers" and individually as an "Employer".

(j) Fair Market Value. The "Fair Market Value" of a share of Stock of the Company as of any date shall be the closing sale price for such Stock as reported on the Nasdaq National Market on that date or, if Stock is not traded on that date, on the next preceding date on which Stock was traded.

(k) Participant. The term "Participant" means any Eligible Associate who is eligible and elects to participate in the Plan pursuant to the provisions of Section 2.

(l) Related Companies. The term "Related Company" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

(m) U.S. Person. The term "U.S. Person" shall have the meaning ascribed to such term in Regulation S promulgated under the Act.